UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DiamondCluster International, Inc.

(Name of Registrant as Specified In Its Charter)

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DiamondCluster International, Inc.
Suite 3000 John Hancock Center
875 North Michigan Ave., Chicago, IL 60611
T (312) 255 5000 F (312) 255 6000
www.diamondcluster.com

NOTICE OF Annual Meeting of Stockholders to be Held on September 12, 2006

The annual meeting of stockholders of DiamondCluster International, Inc. (“DiamondCluster” or the “Company”) will be held on Tuesday, September 12, 2006 at the John Hancock Center, 875 N. Michigan Ave., Suite 2800, Chicago, Illinois, at 10:30 a.m. Central Time for the following purposes:

1.	To re-elect four directors each of whose terms are expiring for a new term of three years.

2.	To ratify the recommendation of the Audit Committee and the Board of Directors that KPMG LLP be appointed independent registered auditors for the Company for fiscal year 2007.

3.	To consider and act upon such other business as may properly come before the meeting.

Stockholders of record at the close of business on July 18, 2006 are entitled to notice of and to vote at the meeting.

Your vote is important.  You can vote your shares by completing and returning the proxy card sent to you. Most stockholders can also vote their shares over the Internet. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. You can revoke a proxy at any time prior to its exercise by following the instructions in the proxy statement.

By order of the Board of Directors

William R. McClayton
Chief Administrative Officer

July 28, 2006

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
The Board of Directors and Its Committees
ELECTION OF DIRECTORS
Directors Nominees Whose Terms Currently Expire in 2006
Directors Whose Terms of Office Continue
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS
Executive Compensation
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AUDIT COMMITTEE REPORT
PRINCIPAL ACCOUNTANT FEES AND SERVICES
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED AUDITORS
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS
APPENDIX A
APPENDIX B

DiamondCluster International, Inc.

Suite 3000 John Hancock Center
875 North Michigan Avenue
Chicago, Illinois 60611

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend DiamondCluster’s annual meeting on September 12, 2006 beginning at 10:30 a.m. Central Time. The meeting will be held at the John Hancock Center, 875 N. Michigan Ave., Suite 2800, Chicago, Illinois. We are furnishing these proxy materials in connection with the Board of Directors’ solicitation of proxies to be voted at the meeting and at any meeting following an adjournment of the meeting. We are first mailing this proxy statement and accompanying forms of proxy and voting instructions on or about July 28, 2006 to record holders of DiamondCluster’s Common Stock, par value $.001 per share (“Common Shares”), as of July 18, 2006, the record date for the meeting.

Proxies and Voting Procedure
Your vote is important. Most stockholders have a choice of either voting over the Internet by using a toll-free telephone number or completing a proxy card and mailing it in the postage-paid envelope provided. Please check your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Please be aware that if you vote over the Internet, you may incur costs such as telecommunications and Internet access charges for which you will be responsible. The Internet and telephone voting facilities for stockholders of record will close at 11:59 p.m. Eastern Time on September 11, 2006. The Internet and telephone voting procedures have been designed to authenticate stockholders by use of a control number and to allow you to vote your shares and to confirm that your instructions have been properly recorded.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed later-dated proxy (including an Internet vote) or by voting by ballot at the meeting. The method by which you vote will not limit your right to vote at the meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares entitled to vote and represented by properly executed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares should be voted on a matter, the shares represented by your proxy will be voted as the Board of Directors recommends.

If any other matters are properly presented at the meeting for consideration, including a motion to adjourn the meeting to another time or place, the persons named in the enclosed form of proxy will have discretion to vote on those matters according to their best judgment to the same extent as the person signing the proxy would be entitled to vote. At the date this proxy statement was printed, we did not anticipate any other matters would be raised at the meeting.

Stockholders Entitled to Vote
Stockholders at the close of business on July 18, 2006 are entitled to notice of and to vote at the meeting. As of July 18, 2006, there were 33,120,511 Common Shares issued and outstanding and entitled to notice of and to vote at the meeting.

Quorum
The presence in person or by proxy of the holders of a majority of Common Shares is necessary to constitute a quorum for all matters coming before the meeting. Abstentions and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Required Vote — Election of Directors A plurality of the votes duly cast is required for the election of directors; that is, the nominees receiving the greatest number of votes will be elected. Abstentions and broker non-votes are not counted for purposes of the election of directors.

Required Vote — Other Matters Approval of any other matters coming before the meeting requires the affirmative vote of the holders of a majority of Common Shares present in person or by proxy. An abstention is counted as a vote against all matters to properly come before the meeting. A broker non-vote is not counted for the purpose of any other matters to properly come before the meeting.

In accordance with the Company’s Amended and Restated Certificate of Incorporation, each Common Share is entitled to one vote.

Tabulation of Votes
All votes, whether by proxy or ballot, will be tabulated by the Company’s Transfer Agent and Registrar.

Electronic Access to Proxy Materials and Annual Report
This proxy statement and the 2006 annual report are also available on DiamondCluster’s Internet site at http://www.diamondcluster.com. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail, saving the Company the cost of producing and mailing these documents. If you are a stockholder of record, you can elect this option by following the instructions provided when you vote your proxy over the Internet. If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you call DiamondCluster’s stockholder services toll-free number ((800) 526-0801) to ask for paper copies.

Costs of Proxy Solicitation
The cost of soliciting proxies will be borne by the Company. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and Nasdaq Global Market (Nasdaq) we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of DiamondCluster stock.

Stockholder Account Maintenance
Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including name or address changes and transfer requirements, should be directed to Mellon Investor Services, L.L.C., 480 Washington Boulevard, Jersey City, NJ (800) 526-0801, www.melloninvestor.com.

Certain Relationships and Related Transactions
Mr. Bergstein, the Company’s Chairman and former Chief Executive Officer (Mr. Bergstein stepped down as Chief Executive Officer on March 31, 2006), indirectly owns a KingAir 350 airplane that he and others may use from time to time for business-related travel, including travel to and from clients. It is the Company’s policy, as approved by the Board of Directors’ Audit Committee, to reimburse such private airplane travel expenses only when used in connection with Company business at or below prevailing market rates for private or chartered aircraft. During the period April 1, 2005 through March 31, 2006, the Company reimbursed Mr. Bergstein $274,665 for business-related travel on his KingAir 350 airplane.

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires the Company’s officers, directors and persons who own more than ten percent of a registered class of the Company’s equity securities (“10% owners”) to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and Nasdaq. Officers, directors and 10% owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file. As of fiscal year 2006, one Form 5 for Mr. Gutstein was inadvertently filed late.

The Board of Directors and Its Committees

DiamondCluster’s business affairs are managed under the direction of the Board of Directors. Members of the Board are kept informed through discussions with the CEO and other executive officers, and, on at least a quarterly basis, by reviewing materials provided to them and by participating in meetings of the Board and its committees. At each of these meetings the independent directors also meet in executive session without the presence of any members of management. Currently, the Board has an Audit, Compensation, and Nominating and Governance Committee. All members of these Committees are non-employee directors and have been determined to be “independent” under Nasdaq rules. During fiscal 2006, all directors other than Alan Kay attended at least 75% of Board meetings and meetings of the committees on which he or she served. The Board of Directors has discussed with Dr. Kay the need for his improved attendance at directors’ meeting and he has indicated that he will make every effort to minimize any conflicting demands on his time in the coming fiscal year 2007. While the Board does not have a policy with respect to Board members’ attendance at annual meetings, attendance is strongly encouraged and expected. All but one of the Company’s Board members attended the Company’s 2005 annual meeting of stockholders.

During fiscal year 2006 the Board of Directors met four times. The table below provides membership and meeting information for each Board committee.

	Audit	Compensation	Nominating and
Members	Committee	Committee	Governance Committee

Edward R. Anderson		Chair	Member
Donald R. Caldwell	Chair	Member	Member
Mark L. Gordon	Member		Chair
Alan C. Kay			Member
Michael E. Mikolajczyk	Member	Member
Pauline A. Schneider	Member		Member
Samuel K. Skinner		Member	Member
Arnold R. Weber		Member	Member
Number of Meetings in Fiscal Year 2006	10	4	3

Audit Committee
The Audit Committee —

•	Provides an open avenue of communication between the independent auditor and the Board of Directors

•	Monitors the integrity of the Company’s financial statements

•	Monitors the independent auditor’s qualifications and independence

•	Meets with management to consider the adequacy of the Company’s internal controls and the objectivity of financial reporting, including the Company’s compliance with Section 404 of the Sarbanes-Oxley Act

•	Appoints and meets with the independent auditors

•	Pre-approves all audit, audit-related and tax fees and terms as well as all non-audit engagements with the independent auditor

•	Reviews annual and periodic reports required to be filed with the Securities and Exchange Commission (“SEC”) and earnings press releases

•	Reviews policies and procedures with respect to officers’ expense accounts and perquisites

•	Has established and monitors a process for employees and others to confidentially or anonymously report concerns or complaints regarding accounting, internal control or auditing matters

•	Reviews compliance with the Company’s Code of Business Conduct and Ethics

•	Reviews its charter and performance annually

•	Has the authority to hire independent counsel and other advisors

•	Consists solely of independent directors

The Board of Directors has determined that each of the members of the Audit Committee is independent as defined by the rules of the SEC and Nasdaq. The Board also has determined that Mr. Caldwell, the Chair of the Committee, and Mr. Mikolajczyk are “audit committee financial experts,” as defined by SEC rules based upon his experience, training and education.

The Audit Committee reviews its charter annually and makes such revisions as it deems necessary. A copy of the charter of the Audit Committee reflecting all amendments to date is attached to this proxy statement as Appendix A.

Nominating and Governance Committee
The Nominating and Governance Committee —

•	Reviews and reports to the Board on a periodic basis with regard to matters of corporate governance

•	Reviews and makes recommendations to the Board as to whether individual directors are “independent” for purposes of applicable SEC corporate governance rules and Nasdaq listing standards

•	Reviews and assesses the effectiveness of the Company’s Corporate Governance Guidelines and recommends proposed revisions to the Board

•	Establishes procedures for the nomination process and recommends candidates for election to the Board

•	Recommends to the Board director nominees for each committee

•	Leads the Board in its annual review of the Board’s performance

•	Plans for CEO succession and, with the input of the Company’s partners, identifies and recommends to the entire Board qualified candidates

•	Consists solely of independent directors

•	Has the authority to hire independent counsel and other advisors

•	Reviews and makes recommendations to the whole Board on director compensation

The Nominating and Governance Committee considers director candidates with diverse experience, knowledge and business judgment with the goal of maintaining a balanced, engaged and collegial board whose members possess the experience and expertise necessary to ensure the Board’s performance meets all legal requirements and is in accordance with the highest ethical standards.

Stockholders wishing to nominate a director candidate may do so by sending the candidate’s name, biographical information, qualifications and consent of the nominee being proposed to the Secretary of the Company not less than 90 nor more than 120 days prior to the anniversary date of the prior annual meeting. All director nominations should be made in accordance with the provisions of Section 2.14 of the Company’s Amended and Restated By-Laws, which provides additional information required with respect to the candidate and nominating stockholder. Under such provision, only stockholders entitled to vote may nominate a director candidate.

The Nominating and Governance Committee reviews its charter annually and makes such revisions as it deems necessary. A copy of the charter of the Nominating and Governance Committee reflecting all amendments to date is attached to this proxy statement as Appendix B.

Compensation Committee
The Compensation Committee —

•	Reviews and recommends to the Board the compensation of the Chief Executive Officer and other senior officers

•	Reviews and recommends to the Chief Executive Officer and Board of Directors policies, practices and procedures relating to the compensation of officers, including stock-based awards and bonuses

•	Prepares the “Compensation Committee Report” found under that heading on page 14 of this proxy statement

•	Reviews the establishment and administration of employee benefit plans

•	Consists solely of independent directors

•	Has the authority to hire independent counsel and other advisors

Communications with the Board
Although the Board does not have a formal process for stockholders to send communications, it has always been open to questions and comments from stockholders, obviating the need for a “formal” process. The Board welcomes your questions and comments. If you would like to communicate directly with our outside directors as a group, or if you have a concern related to DiamondCluster’s business ethics or conduct, financial statements, accounting practices or internal controls, you may submit your requests for communications or your concerns to our General Counsel, DiamondCluster International, Inc., Suite 3000 John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611. All communication requests and concerns will be forwarded to or raised with the Board as appropriate.

Compensation of Directors
For services performed as a director during fiscal 2006, each non-employee director received an annual cash retainer of $40,000. In addition, non-employee directors received an annual grant of restricted shares and stock appreciation rights (“SARs”) having an aggregate fair market value of $60,000, proportionately vesting every three months during a one-year period. All members of the Audit Committee received an additional annual grant of restricted shares and SARs having an aggregate fair market value of $5,000. In addition, all committee chairs received an additional annual grant of restricted shares and SARs having an aggregate fair market value of $10,000. Grants are made under the DiamondCluster’s 1998 Equity Incentive Plan, as amended. In addition, non-employee directors are reimbursed for expenses incurred in connection with attending meetings of the Board and its committees. In February 2006, the Board approved the payment of $50,000 to Mr. Rubio as compensation for his services in brokering the sale of portions of the Company’s international operations. In April 2006, Messrs. Caldwell and Mikolajczyk received an additional $50,000 and $30,000, respectively, for their leading role during the CEO succession process.

ELECTION OF DIRECTORS

Members of the Board of Directors are divided into three approximately equal classes, one class of which is elected each year to succeed the directors whose terms are expiring. The nominees whose terms are expiring as Class 1 directors and who are named for re-election at the September 12, 2006 meeting for a three-year term are Donald R. Caldwell, Samuel K. Skinner, Alan C. Kay and Arnold R. Weber. As previously announced, Jay D. Norman, who is also a Class 1 director, has informed the Company that he will be leaving the Company on August 31, 2006. He is therefore not standing for re-election to the Board.

Proxies cannot be voted for a greater number of persons than the number of nominees named. The persons named in the proxy card intend to vote for the election of each of these nominees unless you indicate that your vote should be withheld.

If elected, the nominees will continue in office until their successors have been duly elected and qualified or until the earlier of their death, resignation or retirement. We expect each of the nominees to be able to serve if elected. If on account of death or unforeseen contingencies any of these persons is unavailable for election, the proxies will be voted for a substitute nominee designated by the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF DONALD R. CALDWELL, SAMUEL K. SKINNER, ALAN C. KAY AND ARNOLD R. WEBER.

Directors Nominees Whose Terms Currently Expire in 2006

Donald R. Caldwell has been a member of DiamondCluster’s Board of Directors since June 1994 and in May 2006 was appointed its Lead Director. In March 1999, Mr. Caldwell founded and presently serves as Chairman and Chief Executive Officer of Cross Atlantic Capital Partners, Inc. From February 1996 to March 1999, Mr. Caldwell was President and Chief Operating Officer and a director of Safeguard Scientifics, Inc. Prior to that time, Mr. Caldwell held various executive and management positions with several companies, including a predecessor company of Cambridge Technology Partners (Massachusetts), Inc. and Arthur Young & Co., a predecessor to Ernst & Young, LLP. Mr. Caldwell currently serves on the boards of directors of Brainspark PLC, Sealegs Corporation Ltd., Quaker Chemical Corporation, Voxware, Inc. and Kanbay International, Inc. in addition to a number of privately held companies and civic organizations. Age 60. Term expires in 2006.

Alan C. Kay has been a member of DiamondCluster’s Board of Directors since June 1996 and currently is President of Viewpoints Research Institute, Inc. From November 2002 to October 2005, Dr. Kay was a Senior Fellow at HP Labs. From 1996 to 2001, Dr. Kay was Vice President of research and development for Walt Disney Imagineering, Inc. and a Disney fellow. From 1984 to 1996, Dr. Kay was an Apple fellow at Apple Computer, Inc. Prior to that time Dr. Kay held scientific positions at Atari Corporation and Xerox Palo Alto Research Center. He was a research associate and lecturer in computer science at Stanford University from 1969 to 1971. In June 2004, Dr. Kay received the Kyoto Prize in advanced technology given by the Inamori Foundation, which is considered one of the world’s leading awards for lifetime achievement in engineering. In February 2004, Dr. Kay received the Association of Computing Machinery’s 2003 Turing Award for leading the team that invented Smalltalk, an influential programming language, and together with three former colleagues, received the Stark Draper Prize for the development of the networked personal computer. Age 66. Term expires in 2006.

Samuel K. Skinner has served as a member of the Board of Directors since September 2003. He currently serves as an Adjunct Professor of Management and Strategy at the Kellogg School of Management at Northwestern University. He is also “of counsel” to the law firm of Greenberg & Traurig, LLP. Mr. Skinner was President and Chief Executive Officer of U.S. Freightways, a major transportation and logistics service provider from July 17, 2000, and Chairman of its Board from January 1, 2001 until his retirement in May of 2003. Prior to joining U.S. Freightways, Mr. Skinner was President of the Commonwealth Edison Company and its holding company Unicom Corporation, one of the nation’s largest electric utilities. Prior to joining Commonwealth Edison, Mr. Skinner served as Chief of Staff to President George H. W. Bush. Prior to his White House service, Mr. Skinner served in the President’s cabinet for nearly three years as Secretary of Transportation. From 1977 to 1989, Mr. Skinner practiced law as a senior partner in the Chicago law firm of Sidley Austin LLP. Mr. Skinner is a director of Click Commerce, Inc., Dade Behring, Inc., Express Scripts, Inc., Midwest Express Holdings, Inc., the Chicago Board of Options Exchange and Navigant Consulting, Inc. He is also involved with numerous charitable and civic organizations including the Illinois Coalition and the United States Chamber of Commerce where he serves as a director. Age 68. Term expires in 2006.

Arnold R. Weber was appointed as a member of DiamondCluster’s Board of Directors in April 2005 and was previously a member of its Board of Director’s from November 1999 until September 2003. Mr. Weber has been President Emeritus of Northwestern University since July 1998 and was its 14th president from 1984 to 1994. From 1995 to 1999 he served as President of the Civic Committee of the Commercial Club of Chicago, a leading business and civic organization. Mr. Weber has been a member of the faculty at the Graduate School of Business at the University of Chicago, Stanford University and the Massachusetts Institute of Technology. Mr. Weber is a trustee of the Museum of Science and Industry, the Committee for Economic Development, the Aspen Institute and the University of Notre Dame. He has received honorary degrees from various universities including Notre Dame, the University of Colorado, Loyola University of Chicago, Northwestern University and the University of Illinois. Age 77. Term expires in 2006.

Directors Whose Terms of Office Continue

Edward R. Anderson has been a member of DiamondCluster’s Board of Directors since June 1994. Mr. Anderson has been the President of iPoint Systems since 2005. He is also the founder and Chief Executive Officer of Ambrosia Solutions, a software company. Prior to founding Ambrosia in 2003, Mr. Anderson served as Chairman and Chief Executive Officer of TorchQuest, Inc. From July 1999 until July 2000, Mr. Anderson was the Chairman and Chief Executive Officer of E-Certify Corp. Age 59. Term expires in 2008.

Adam J. Gutstein joined DiamondCluster in January 1994 as a vice president, became a member of its Management Committee in July 1998 and was elected to the Board of Directors in August 1999. Since 1998 Mr. Gutstein has served in a number of executive positions. Effective April 1, 2006, Mr. Gutstein became the Chief Executive Officer of the Company. Mr. Gutstein is also a member of the board of directors of Healthaxis, Inc. Prior to joining DiamondCluster, Mr. Gutstein was a vice president at Technology Solutions Company and a manager with Andersen Consulting, now Accenture Ltd. Age 43. Term expires in 2008.

Michael E. Mikolajczyk joined DiamondCluster in April 1994 and has served as a member of the Board of Directors since that time. From April 1994 until July 1998, Mr. Mikolajczyk served as DiamondCluster’s Senior Vice President, Chief Financial and Administrative Officer. From July 1998 until his departure in August 2001, Mr. Mikolajczyk served in a number of capacities, including Vice Chairman, President and Secretary. Following his departure from DiamondCluster until August 2004, Mr. Mikolajczyk was an independent consultant. Since September 2004, Mr. Mikolajczyk has served as managing director of Catalyst Capital Management, LLC, a private investment firm. Prior to Mr. Mikolajczyk’s service with DiamondCluster, Mr. Mikolajczyk held several senior financial and corporate development positions at MCI Telecommunications Corporation. Mr. Mikolajczyk is also a member of the board of directors of Kanbay International, Inc., Accume Partners and Rubicon Technology, Inc. Age 54. Term expires in 2008.

Javier Rubio has served as a member of the Board of Directors since the consummation of the business combination between the Company and Cluster Consulting in November 2000. Mr. Rubio currently is the President and a director of Nauta Capital, a venture capital firm. From November 2000 through June 2003, Mr. Rubio also served as DiamondCluster’s President, Europe and Latin America. On June 30, 2003, Mr. Rubio resigned as an employee with the Company. Mr. Rubio founded Cluster in 1993 serving as its Chairman and Chief Executive Officer. Prior to founding Cluster, Mr. Rubio held several senior positions with other consulting firms, including seven years in various positions with the MAC Group (Gemini Consulting) and the Monitor Company. Age 45. Term expires in 2008.

Melvyn E. Bergstein founded DiamondCluster in January 1994 and served as its Chairman and Chief Executive Officer until March 31, 2006. Effective April 1, 2006, Mr. Bergstein began serving as the Chairman of the Company’s Board of Directors. Prior to founding DiamondCluster, Mr. Bergstein held several senior executive positions with Technology Solutions Company from 1991 to 1993. Prior to that time, Mr. Bergstein held several senior positions with other consulting firms, including twenty-one years in various positions with Andersen Consulting, now Accenture Ltd. Mr. Bergstein is a director of Simon Property Group Inc., a publicly-traded real estate investment trust. He serves on the boards of several not-for-profit organizations in the arts, education and health care. Age 64. Term expires 2007.

Mark L. Gordon has been a member of DiamondCluster’s Board of Directors since August 1999. Mr. Gordon, formerly managing partner and founder of Gordon & Glickson LLC where he had been a partner since August 1979, became a partner with the law firm McGuire Woods, LLP effective February 1, 2006 when Gordon & Glickson merged its practice with McGuire Woods. Mr. Gordon is also the Department chair for the Technology and Business Department of McGuire Woods. Mr. Gordon advises a wide range of emerging technology companies on business and legal matters. Age 55. Term expires 2007.

Pauline A. Schneider has served as member of the Board of Directors since December 2003. Ms. Schneider is a partner at the law firm of Hunton & Williams, having joined the firm in 1985. Ms. Schneider specializes in capital finance and real estate. Ms. Schneider also serves as a member of the boards of directors of Pepco Holdings, Inc. and Potomac Electric Power Company, and is active on the boards of several not-for-profit organizations ranging from the arts to health care to public policy. Age 63. Term expires 2007.

John J. Sviokla joined DiamondCluster in September 1998 as a vice president and became a member of DiamondCluster’s Board of Directors in August 1999. Since April 1, 2000, Dr. Sviokla has been a vice chairman. Prior to joining DiamondCluster, Dr. Sviokla was a professor at the Harvard Business School from October 1986 to August 1998. His pioneering work on “Marketspace” established Harvard’s first course on electronic commerce. He co-authored the seminal articles “Managing in the Marketspace” and “Exploiting the Virtual Value Chain,” both appearing in the Harvard Business Review. Dr. Sviokla has authored over 100 articles, cases, videos and tele-seminars, edited books and been a consultant to large and small companies around the world. He has been a frequent speaker at executive forums and a guest professor at many universities including Kellogg, MIT, The London Business School, the Melbourne Business School and the Hong Kong Institute of Science and Technology. His current research and consulting focuses on how executives can create value with technology. Dr. Sviokla also serves as a member of the board of directors of Amicas, Inc. Age 49. Term expires 2007.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS

Five Percent Stockholders
The following table lists those persons or groups known to the Company (based solely on filings with the SEC) to be the beneficial owner of more than 5% of the Company’s Common Shares as of March 31, 2006:

		Percent of
		Outstanding
Name and Address of Beneficial Owner	Common Shares	Common Shares

Artisan Partners	3,491,503	10.74%
875 East Wisconsin Avenue, Suite 800 Milwaukee, WI 53202-3197
Fidelity Management & Research	2,645,714	8.14%
1 Federal Street Boston, MA 02110-2003
J J & W Seligman & Co.,	1,709,678	5.26%
100 Park Avenue, 7th Floor New York, NY 10017-5598
BlackRock Advisors, Inc.(1)	1,674,400	5.15%
40 East 52nd Street New York, NY 10022-5911
Barclays Global Investors NA (CA)(1)	1,667,843	5.13%
45 Fremont Street San Francisco, CA 94105-2228

(1)	Based on the Company’s records, neither BlackRock Advisors nor Barclays Global Investors was a holder of more the 5% of the Company’s outstanding Common Shares as of May 31, 2006.

The following table sets forth certain information regarding the beneficial ownership of DiamondCluster’s Common Shares as of May 31, 2006 for each director and nominee for director, and the CEO and the five other most highly compensated officers, as well as the directors, nominees and highly compensated officers as a group (except as otherwise indicated) regarding the beneficial ownership of DiamondCluster’s Common Shares.

			Percent of
	Number of		Common Shares
Name	Common Shares		Outstanding

Anderson, Edward R.	90,268	(1)(2)	*
Bergstein, Melvyn E.	1,217,563	(1)(2)	3.6%
Bupp, Karl E.	506,726	(1)(2)	1.5%
Caldwell, Donald R.	52,152	(1)(2)	*
Gordon, Mark L.	64,002	(1)(2)(3)	*
Gutstein, Adam J.	528,725	(1)(2)	1.6%
Kay, Alan C.	127,244	(1)(2)	*
McClayton, William R.	437,581	(1)(2)	1.3%
Mikolajczyk, Michael E.	336,130	(1)(2)	1.0%
Norman, Jay D.	332,129	(1)(2)	1.0%
Rubio, Javier	1,412,459	(1)(2)	4.1%
Schneider, Pauline A.	21,879	(1)(2)	*
Skinner, Samuel K.	24,942	(1)(2)	*
Sviokla, John J.	247,741	(1)(2)	*
Weber, Arnold R.	12,026	(1)(2)	*
All directors and executive officers (15 persons)	5,411,567	(1)(2)	15.9%

*	Less than 1% of the outstanding Common Shares.

(1)	Includes shares which the beneficial owner has the right to acquire upon the exercise of stock options and SARs within 60 days after May 31, 2006 as follows: Mr. Anderson — 25,876, Mr. Bergstein — 101,197, Mr. Bupp — 146,185, Mr. Caldwell — 11,638, Mr. Gordon 26,638, Mr. Gutstein — 230,560, Dr. Kay — 9,350, Mr. McClayton — 262,143, Mr. Mikolajczyk — 20,113, Mr. Norman — 68,128, Mr. Rubio — 3,750, Ms. Schneider — 10,113, Mr. Skinner — 9,350, Dr. Sviokla — 159,214, Mr. Weber — 5,790, and all directors and executive officers — 1,090,045.

(2)	Includes restricted stock and restricted stock units subject to vesting based on continued service to the Company as follows: Mr. Anderson — 1,744, Mr. Bergstein — 75,126, Mr. Bupp — 59,225, Mr. Caldwell — 1,869, Mr. Gordon — 1,869, Mr. Gutstein — 170,313, Dr. Kay — 1,496, Mr. McClayton — 105,850, Mr. Mikolajczyk — 1,620, Mr. Norman — 248,104, Mr. Rubio — 1,496, Ms. Schneider — 1,620, Mr. Skinner — 1,496, Dr. Sviokla — 50,802, Mr. Weber — 1,496, and all directors and executive officers — 724,126.

(3)	Includes 50 shares owned by Mr. Gordon’s son.

Executive Compensation

The following table sets forth for the fiscal years ended March 31, 2006, March 31, 2005 and March 31, 2004 information concerning the annual and long-term compensation for the Company’s Chief Executive Officer up until April 1, 2006 and the five other most highly compensated executive officers (the “Named Executive Officers”).

Summary Compensation Table(1)

					Long-Term Compensation
		Annual Compensation			Awards
					Restricted		Payouts	All
Name and				Other Annual	Stock	Securities	LTIP	Other
Principal Position	Fiscal	Salary	Bonus	Compensation	Awards	Underlying	Payouts	Compensation
as of March 31, 2006	Year	($)	($)	($)	($)	Options/SARs	($)	($)(2)

Melvyn E. Bergstein	2006	$625,000	—	—	$231,562	47,382	—	$19,405
Chairman and Chief	2005	625,000	$78,190	—	211,889	39,978	—	19,405
Executive Officer(3)	2004	589,844	65,625	—	162,350	—	—	7,524

Adam J. Gutstein	2006	575,000	—	—	204,170	42,228	—	2,940
President, Managing	2005	550,000	68,810	—	1,130,543	41,416	—	2,940
Director, International	2004	519,063	77,000	—	179,650	—	—	1,140
Operations(4)

Jay D. Norman	2006	550,000	—	—	757,962	127,382	—	4,410
Managing Director,	2005	475,000	78,190	—	1,100,234	25,540	—	4,777
North America and	2004	429,063	63,000	—	52,095	—	—	1,639
United Kingdom(5)

William R. McClayton	2006	450,000	—	—	185,914	38,792	—	19,405
Chief Administrative	2005	450,000	62,550	—	621,207	28,732	—	18,370
Officer	2004	424,688	47,250	—	127,750	—	—	4,902

John J. Sviokla	2006	450,000	—	—	147,114	31,492	—	4,410
Vice Chairman	2005	450,000	49,260	—	169,457	28,732	—	4,410
	2004	424,688	47,250	—	145,050	—	—	1,710

Karl E. Bupp	2006	400,000	—	—	188,435	39,268	—	2,940
Chief Financial	2005	400,000	63,420	—	157,335	25,562	—	2,940
Officer	2004	377,940	42,000	—	110,450	—	—	1,140

(1)	The compensation described in this table does not include (i) medical, group life insurance or other benefits received by the named executive officers which are available generally to all salaried employees of DiamondCluster or (ii) certain perquisites and other personal benefits, securities or property received by the named executive officers which do not in the aggregate exceed the lesser of $50,000 or 10% of the named executive officer’s salary during the fiscal year.

(2)	Represents the excess of the group life insurance premium paid on behalf of the named executive officer in the respective fiscal year over the premium for life insurance generally available to all salaried employees.

(3)	Effective April 1, 2006, Mr. Bergstein retired as Chief Executive Officer while retaining his position as Chairman.

(4)	Effective April 1, 2006, Mr. Gutstein was promoted to Chief Executive Officer.

(5)	Effective April 1, 2006, Mr. Norman was promoted to President and Chief Operating Officer.

Option/SAR Grants to Named Officers in Last Fiscal Year

	Number of	Percent of
	Common	Total
	Shares	Options/SARs
	Underlying	Granted to	Exercise		Realizable Value at
	Options/SARs	Employees in	Price Per	Expiration	Assumed Stock Price
Name	Granted	Fiscal Year	Share	Date	Appreciation for Option Terms(1)
					5%	10%

Melvyn E. Bergstein	37,382	1%	$14.86	11/15/2010	$173,072	$388,085
	10,000	(2)	$6.27	5/15/2011	19,370	43,388
Adam J. Gutstein	32,228	1%	$14.86	11/15/2010	149,210	334,578
	10,000	(2)	$6.27	5/15/2011	19,370	43,388
Jay D. Norman	37,382	1%	$14.86	11/15/2010	173,072	388,085
	10,000	(2)	$6.27	5/15/2011	19,370	43,388
	80,000	3%	$6.27	11/15/2011	171,311	388,873
William R. McClayton	28,792	1%	$14.86	11/15/2010	133,302	298,907
	10,000	(2)	$6.27	5/15/2011	19,370	43,388
John J. Sviokla	21,492	1%	$14.86	11/15/2010	99,504	223,121
	10,000	(2)	$6.27	5/15/2011	19,370	43,388
Karl E. Bupp	29,268	1%	$14.86	11/15/2010	135,506	303,848
	10,000	(2)	$6.27	5/15/2011	19,370	43,388

(1)	The amounts shown are calculated assuming that the market value of the shares of common stock issuable upon exercise of the option/SAR is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of common stock from the date of grant to the end of the option/SAR term of 5% and 10%, respectively. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, the Named Executive Officer will realize will depend on the excess of the market price received by the Named Executive Officer upon the sale of shares of the common stock issued upon exercise over the option/SAR exercise price. Accordingly, there is no assurance that the value realized by a Named Executive Officer will be at or near the value estimated.

(2)	Less than 1%.

Aggregated Option/SAR Exercises In Last Fiscal Year
And Fiscal Year-End Option/SAR Values

			Number of Securities
	Shares		Underlying Unexercised		Value of Unexercised In-
	Acquired	Value	Options/SARs At Fiscal		The-Money Options/SARs
	on Exercise	Realized	Year-End		At Fiscal Year-End
Name	(#)	($)	(#)		($)
			Exercisable
				Unexercisable
					Exercisable(1)
						Unexercisable(1)

Melvyn E. Bergstein	—	—	111,320	80,840	$40,131	$80,297

Adam J. Gutstein	—	—	250,889	79,780	44,880	83,186

Jay D. Norman	—	—	60,835	181,010	380,966	720,867

William R. McClayton	—	—	211,145	99,879	371,370	146,212

John J. Sviokla	—	—	158,266	57,653	40,246	72,236

Karl E. Bupp	24,380	$76,066	142,472	66,539	38,783	73,829

(1)	Based on $10.70, the market value per share on March 31, 2006.

Option/SAR Grants to Non-Employee Directors in Last Fiscal Year

		Percent of
	Number of	Total
	Common	Options/SARs
	Shares	Granted to	Exercise		Realizable Value at
	Underlying	Non-employee	Price		Assumed Stock
	Options/SARs	Directors in	Per	Expiration	Price Appreciation
Name	Granted	Fiscal Year	Share	Date	for Option Terms (*)
					5%	10%

Edward R. Anderson	5,834	11%	$10.03	9/13/2011	$19,901	$45,148

Donald R. Caldwell	6,250	12%	$10.03	9/13/2011	21,320	48,367

Mark L. Gordon	6,250	12%	$10.03	9/13/2011	21,320	48,367

Alan C. Kay	5,000	10%	$10.03	9/13/2011	17,056	38,694

Michael E. Mikolajczyk	5,417	11%	$10.03	9/13/2011	18,478	41,921

Javier Rubio	5,000	10%	$10.03	9/13/2011	17,056	38,694

Pauline A. Schneider	5,417	11%	$10.03	9/13/2011	18,478	41,921

Samuel K. Skinner	5,000	10%	$10.03	9/13/2011	17,056	38,694

Arnold R. Weber	5,000	10%	$10.03	9/13/2011	17,056	38,694

Arnold R. Weber	2,040	4%	$15.89	9/14/2010	9,891	22,121

The amounts shown are calculated assuming that the market value of the shares of common stock issuable upon exercise of the option/SAR is equal to the exercise price per share as of the date of grant. The dollar amounts under these columns assume a compounded annual market price increase for the underlying shares of common stock from the date of grant to the end of the option/SAR term of 5% and 10%, respectively. This format is prescribed by the Securities and Exchange Commission and is not intended to forecast future appreciation of shares of the common stock. The actual value, if any, the director will realize will depend on the excess of the market price received by the director upon the sale of shares of the common stock issued upon exercise over the option/SAR exercise price. Accordingly, there is no assurance that the value realized by a director will be at or near the value estimated.

The following report of the Compensation Committee, performance graph and report of the Audit Committee shall not constitute soliciting material and shall not be deemed to be incorporated by reference into any other filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, including by any general statement incorporating this proxy statement except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Committee”) has adopted and furnished the following report on executive compensation. The report discusses generally the Compensation Committee’s role in developing, reviewing and approving the Company’s compensation philosophy and the structure and mix of the executives’ cash and stock-based components of compensation, as well as how these elements comprise a compensation package that attracts, retains and motivates executives and holds them accountable for performance. It also describes the process for determining each element of compensation in the program and the general rationale for compensation paid to the Company’s Chief Executive Officer and other senior officers during fiscal year 2006.

Compensation Committee Role
As previously mentioned in this proxy statement, the Compensation Committee’s charter requires that the Compensation Committee be comprised entirely of independent directors and the Board of Directors has determined that this is the case. The Compensation Committee is responsible for reviewing and establishing the compensation not only for the Named Executive Officers, but for all other officers who have been promoted to partner. The term “partner” is an internal designation only and does not refer to a partner of a general or limited partnership. All partners are vice presidents of the Company. It also oversees the compensation practices and equity plans with respect to the Company’s employees generally. The Compensation Committee reports regularly to the Board of Directors on the actions and recommendations taken at its meetings, and also meets in executive session without members of management present.

Compensation Committee’s Philosophy and Objectives
The Committee believes that the compensation offered to the Company’s Named Executive Officers and all other vice presidents of DiamondCluster must be sufficient to attract, retain and fairly compensate highly talented individuals. In addition, such compensation should be competitive and based on a combination of overall financial results, individual contributions and demonstrated leadership skills, with the objective that a fair relationship exists between executive pay and performance. In order to achieve these objectives, the Committee, among other things, benchmarks the performance of the Company’s operations with its competitors, as well as the compensation of senior officers at those competitors. During fiscal year 2006, a compensation study for all of the Named Executive Officers and other vice presidents of DiamondCluster was performed by independent consulting firms. The purpose of the study was to benchmark the Company’s compensation practices with that of its peers to determine whether any changes were appropriate. The study generally concluded that the Company’s overall compensation package was on a par with its competitors, but that the mix of cash and equity awards was more heavily weighted towards equity awards. The Committee has determined to review this mix, but did not take any specific action in that regard for purposes of determining compensation for the Company’s officers for fiscal year 2006 other than to determine not to grant any SARs.

Compensation Process
The compensation process for the Named Executive Officers and all other vice presidents of DiamondCluster is set forth in the Partners’ Operating Agreement of which the Partners’ Compensation Program is a part. Under this agreement, officers’ compensation (other than members of the Executive Committee and the Management Committee) is approved by DiamondCluster’s Executive Committee, the Management Committee and the Management Compensation Committee. All of these committees are non-board committees comprised of partners of the Company. The Board of Directors approves the compensation amounts to be paid to the partners, including the members of the Executive Committee and the Management Committee. The purpose and design of this structure is to provide a combination of (i) base salary that reflects the partner’s experience and contribution to the Company, (ii) cash bonus, if any, based on the Company’s achievement of certain annual financial targets and individual performance, and (iii) stock-based awards to reward individual performance and link those rewards to DiamondCluster’s success, to motivate teamwork, and to encourage partners to maintain equity interests in DiamondCluster, with a view towards aligning the partners’ interests with that of the stockholders.

Annual Compensation
The partners’ compensation program has three elements:

•	Annual base salary;

•	A performance-based annual cash bonus, which is based on Company, operating unit and individual performance objectives; and

•	Longer term awards, consisting of stock-based awards under the Company’s incentive plans, which are based on both Company performance and individual performance.

Base Salary. Base salaries are established based on the scope of the duties and responsibilities of each individual’s position and their level of experience and are reviewed annually.

Partner Bonus Pool. The Partners’ Compensation Program provides for a bonus pool funded out of pre-tax earnings on a consolidated basis and paid out in cash and/or stock-based awards to the partners annually, provided that there are sufficient earnings to first provide for a return to the stockholders and for bonuses to non-partner employees. The individual allocations of the bonus pool to partners are based on financial performance criteria, including revenue growth, cash collections and project contribution margins. After a review of Company and individual performance, bonuses, if any, are paid to the partners through a combination of cash, restricted stock, restricted stock units and stock appreciation rights for the fiscal year in which it was earned on or before April 30th of the following fiscal year. The bonus is forfeited if an individual is not an active employee on the date it is paid. For fiscal year 2006, no cash bonuses were paid to the partners. The partners did receive an equity award.

Chief Executive Officer’s Compensation
The total compensation arrangement for Mr. Bergstein approved by the Committee for fiscal year 2006 is consistent with the Committee’s compensation objectives described above, as well as Mr. Bergstein’s achievement of the professional goals established at the beginning of the fiscal year. In particular, Mr. Bergstein’s annual incentive compensation for fiscal 2006 was determined by the Committee based on its review of the Company’s and Mr. Bergstein’s performance during fiscal 2006, based on both quantitative factors, such as the achievement of financial results, and qualitative factors, such as leadership, succession planning and the setting and achievement of strategic goals. No specific weights were allocated to these factors with respect to any compensation component. Similarly, there was no single objective formula by which compensation was determined. As a result, the decisions were ultimately subjective, although unanimously supported by the Committee. Mr. Bergstein was awarded restricted stock units having an aggregate fair market value of $231,562 (based on the market value of DiamondCluster common stock on the date of grant) and SARs having an aggregate fair value of $47,382 (based on the Black-Scholes value on the date of grant).

Policy on Qualifying Compensation. Section 162(m) of the Internal Revenue Code (“Code”) provides that publicly held companies may not deduct in any taxable year compensation in excess of one million dollars paid to Named Officers that is not “performance-based” as defined in Section 162(m). In order for incentive compensation to qualify as “performance-based” compensation under Section 162(m), DiamondCluster’s discretion to grant awards must be limited. The Company believes that the benefit of retaining the ability to exercise discretion under DiamondCluster’s incentive compensation plans outweighs the risk of loss of tax deductions under Section 162(m). As a result, DiamondCluster has not sought to qualify its incentive compensation plans under Section 162(m).

Edward R. Anderson, Chairman
Donald R. Caldwell
Michael E. Mikolajczyk
Samuel K. Skinner
Arnold R. Weber

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG DIAMONDCLUSTER INTERNATIONAL, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX

	Cumulative Total Return
	3/01	3/02	3/03	3/04	3/05	3/06
DiamondCluster International, Inc.	100.00	148.72	16.12	111.08	185.32	123.17
Nasdaq Stock Market (U.S.)	100.00	103.45	77.11	113.42	113.90	134.89
Russell 2000	100.00	113.98	83.25	136.39	143.77	180.93

*	$100 invested on 3/31/01 in stock or index-including reinvestment of dividends. Fiscal year ending March 31.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is a standing committee comprised of four independent directors. It operates under a written charter adopted by the Committee and approved by the Board of Directors, the details of which are set forth on page 5 of this proxy statement and a copy of which is attached hereto as Appendix A. The members of the Committee are Donald R. Caldwell (Chair), Mark L. Gordon, Michael E. Mikolajczyk and Pauline A. Schneider. The Committee annually appoints the Company’s independent accountants. The Committee’s selection is then submitted to the Board of Directors for its concurrence and to the Company’s stockholders for their ratification or rejection.

Management is responsible for its internal controls and financial reporting processes and has delivered its opinion on the strength of these processes. The independent registered accountants are responsible for performing an independent audit of the Company’s consolidated financial statements and opining on management’s internal control assessment and on the effectiveness of those controls in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and issuing their reports thereon. As provided in its charter, the Committee’s responsibilities include monitoring and overseeing the Company’s internal controls and financial reporting process.

Consistent with its charter responsibilities, the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. In this context, management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Committee has also met with the independent accountants and discussed with them matters required to be discussed by the PCAOB (Communication with Audit Committees).

The Company’s independent registered accountants have provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Audit Committee has also considered whether the provision of non-audit services is compatible with maintaining the independent accountants’ independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and filed with the Securities and Exchange Commission.

Donald R. Caldwell, Chairman
Mark L. Gordon
Michael E. Mikolajczyk
Pauline A Schneider

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The Audit Committee pre-approves all services provided by the Company’s principal accountant, KPMG LLP (“KPMG”).

Audit Fees The aggregate fees billed by KPMG, for professional services rendered for (i) audit of the Company’s annual consolidated financial statements, (ii) audit of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of internal control over financial reporting, (iii) review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and (iv) services provided in connection with statutory and regulatory filings were $996,000 or 93% of total fees paid to KPMG for fiscal year 2006 and $991,600 or 98% of total fees paid to KPMG for fiscal year 2005.

Audit- Related Fees There were no fees billed by KPMG for audit-related services in fiscal years 2006 or 2005.

Tax Fees The aggregate fees billed by KPMG for professional services for tax compliance, tax advice and tax planning were $72,082 or 7% of total fees paid to KPMG for fiscal 2006 and $16,804 or 2% of total fees paid to KPMG for fiscal 2005.

All Other Fees KPMG did not bill any fees for other products and services other than services reported above during fiscal 2006 and 2005.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED AUDITORS

The Audit Committee and the Board of Directors of the Company recommend a vote “FOR” ratification of the appointment of KPMG LLP as independent registered auditors of the Company and its subsidiaries to audit their books and accounts for the current fiscal year. Shares represented by proxies in the enclosed form will be voted for confirmation of KPMG LLP as independent auditor unless contrary instructions are received. Representatives of KPMG LLP will attend the annual meeting, have the opportunity to make a statement if they desire and respond to appropriate questions.

SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be eligible for inclusion in DiamondCluster’s proxy statement and form of proxy relating to the next annual meeting must be received at the Company’s executive offices a reasonable time before DiamondCluster begins to print and mail its proxy materials for the 2007 Annual Meeting of Stockholders. Proposals should be submitted by certified mail, return receipt required, addressed to the Secretary, DiamondCluster International, Inc., Suite 3000 John Hancock Center, 875 North Michigan Avenue, Chicago, Illinois 60611.

OTHER MATTERS

The Board of Directors knows of no other matters that are likely to be brought before the meeting, but if any other matter properly comes before the meeting, the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

APPENDIX A

DIAMONDCLUSTER INTERNATIONAL, INC.
AUDIT COMMITTEE CHARTER

The primary function of the DiamondCluster International, Inc. Audit Committee of the Board of Directors is to assist the Board in fulfilling its oversight responsibilities by reviewing and monitoring the integrity of the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the audit process.

The membership of the Audit Committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. The members of the Audit Committee shall meet the independence and experience requirements of Nasdaq and the rules and regulations of the Securities and Exchange Commission “( SEC”). At least one member of the Audit Committee shall be a financial expert as defined by the SEC. Audit Committee members and the committee chairman shall be designated by the full Board of Directors.

The Audit Committee shall meet at least four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

In meeting its responsibilities, the Audit Committee is expected to:

1.	Provide an open avenue of communication between the independent accountant and the Board of Directors.

2.	Review and reassess the adequacy of the Audit Committee’s charter annually. The Audit Committee shall annually review its own performance.

3.	The Audit Committee shall have the sole authority to appoint or replace the independent auditor, and shall approve all audit engagement fees and terms and all significant permitted non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities.

4.	Confirm and assure the independence of the independent accountant, including a review and pre-approval of permitted non-audit related services provided by the independent accountant. Ensure the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law. The independent accountant shall report directly to the Audit Committee.

5.	Inquire of management and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

6.	Consider, in consultation with the independent accountant, the audit scope and plan.

7.	Consider and review with the independent accountant:

a)	The adequacy of the Company’s internal controls.

b)	Any related significant findings and recommendations of the independent accountant together with management’s responses thereto.

8.	Review with management and the independent accountant at the completion of the annual examination:

a)	The Company’s annual financial statements and related footnotes.

b)	The independent accountant’s audit of the financial statements and report thereon.

c)	Any significant changes required in the independent accountant’s audit plan.

d)	Any serious difficulties or disputes with management encountered during the course of the audit.

e)	Other matters related to the conduct of the audit which are to be communicated to the committee under generally accepted auditing standards.

9.	Review and discuss with management all draft filings with the SEC, including disclosure made in management’s discussion and analysis, and other published documents containing the Company’s financial statements as appropriate. Recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

10.	Review and discuss quarterly reports from the independent accountants on:

a)	All critical accounting policies and practices to be used.

b)	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountant.

c)	Other material written communications between the independent accountant and management, such as any management letter or schedule of unadjusted differences.

11.	Prepare the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

12.	Review disclosures made to the Audit Committee by the Company’s CEO, Senior Executive Vice President, Finance and Administration and CFO during their certification process for the Forms 10-Q and 10-K about any significant deficiencies in the design or operation of internal controls or material weakness therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

13.	Review policies and procedures with respect to officers’ expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the independent accountant.

14.	Review legal, tax and regulatory matters that may have material impact on the financial statements, related Company compliance policies, and programs and reports received from regulators.

15.	Meet with the independent accountant and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the Audit Committee.

16.	Report Audit Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

17.	The Audit Committee shall have the power to conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation, the compensation of which will be funded by the Company.

18.	Establish procedures for the receipt, retention and treatment of complaints received by the company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

19.	The Committee will perform such other functions as assigned by law, the Company’s charter or bylaws, or the Board of Directors.

The duties and responsibilities of a member of the Audit Committee are in addition to those duties set out for a member of the Board of Directors.

As amended and adopted May 16, 2005

APPENDIX B

DIAMONDCLUSTER INTERNATIONAL, INC.
NOMINATING & GOVERNANCE COMMITTEE CHARTER

Purpose
The Nominating & Governance Committee is appointed by the Board (1) to assist the Board by identifying individuals qualified to become Board members, and to recommend to the Board the director nominees for the next annual meeting of shareholders; (2) to recommend to the Board the Corporate Governance Guidelines applicable to the Company; (3) to lead the Board in its annual review of the Board’s performance; (4) to recommend to the Board director nominees for each committee; (5) to identify and recommend to the Board potential successors to the CEO position; and (6) to undertake such matters from time to time relating to Board nominations or corporate governance as the Committee shall deem appropriate.

Committee Membership
The Nominating & Governance Committee shall consist of no fewer than three members. A majority of the members of the Nominating & Governance Committee shall meet the independence requirements of the NASDAQ. The members of the Nominating & Governance Committee shall be appointed and replaced by the Board.

Committee Authority and Responsibilities

1.	The Nominating & Governance Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm’s fees and other retention terms. The Nominating & Governance Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors.

2.	The Nominating & Governance Committee shall actively seek individuals qualified to become board members for recommendation to the Board.

3.	The Nominating & Governance Committee shall plan for CEO succession and , with the input of the Company’s partners, identify and recommend to the entire Board qualified candidates.

4.	The Nominating & Governance Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year.

5.	The Nominating & Governance Committee shall review and reassess the adequacy of the Corporate Governance Guidelines of the Company and its corporate governance practices and recommend any proposed changes to the Board for approval.

6.	The Nominating & Governance Committee may form and delegate authority to subcommittees when appropriate.

7.	The Nominating & Governance Committee shall make regular reports to the Board.

8.	The Nominating & Governance Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Nominating & Governance Committee shall annually review its own performance.

9.	The Nominating & Governance Committee shall review and make recommendations to the full Board as to director compensation.

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for Address Change or Comments
ON REVERSE SIDE

1. Election of four directors for a term of three years. 01 Donald R. Caldwell 02 Samuel K. Skinner 03 Alan C. Kay 04 Arnold R. Weber	FOR all nominees listed at left (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for each nominee whose name is lined out ☐

2. Ratify the recommendation of the Audit Committee and the Board of Directors that KPMG LLP be appointed independent registered auditors for the Company for fiscal year 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To transact such other business as may properly come before the meeting.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Signature	Signature	Date

Signature(s) should be exactly as the name or names appearing on this proxy. If shares are held jointly, each holder should sign. If signed by attorney, executor, administrator, trustee or guardian, please give full title. SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.

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Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
http://www.proxyvoting.com/dtpi		1-866-540-5760
Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.	OR

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

DIAMONDCLUSTER INTERNATIONAL, INC.
Common Stock
The undersigned stockholder of DiamondCluster International, Inc. (the “Company”) hereby appoints Adam J. Gutstein and William R. McClayton and each of them the attorneys and proxies of the undersigned, with full power of substitution, to vote as directed on the reverse side of this card all of the shares of Common Stock of the Company standing in the name of the undersigned at the close of business on July 18, 2006 at the Annual Meeting of Stockholders to be held at the Company’s office at 875 N. Michigan Avenue, Suite 2800, Chicago, IL, commencing at 10:30 a.m. on September 12, 2006, and authorizes each proxy to vote in his discretion on any other matter that may properly come before the meeting or at any adjournment of the meeting.
If you choose to vote by Internet or telephone, your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you completed, signed, dated and returned your proxy card. If you choose not to vote by Internet or telephone, please complete, sign and date the reverse side and promptly return your proxy card.
THIS PROXY IS SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS AND WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED AND IN THE DISCRETION OF THE PROXY HOLDERS ON ALL MATTERS PROPERLY COMING BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS (INCLUDING ALL DIRECTOR NOMINEES).
THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your DiamondCluster International, Inc., account online.
Access your DiamondCluster International, Inc., stockholder account online via Investor ServiceDirect ® (ISD).
Mellon Investor Services LLC, Transfer Agent for DiamondCluster International, Inc., now makes it easy and convenient to get current information on your shareholder account.

•	View account status	•	View payment history for dividends
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